UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (212) 918-1800

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On February 12, 2019, the compensation committee (the “Committee”) of the board of directors of Medidata Solutions, Inc. (the “Company”) approved the following compensatory arrangements for its named executive officers.
2018 Annual Cash Bonuses. The Committee determined the annual cash bonus awards for 2018 for each of the Company’s named executive officers, based on its assessment of achievement of the 2018 performance targets, as follows: Tarek Sherif (Chairman and Chief Executive Officer)—$605,775; Glen de Vries (President)—$605,775; Rouven Bergmann (Chief Financial Officer)— $464,531; Michael Otner (EVP & General Counsel)—$200,475; and Michael Pray (EVP, Global Sales)—$406,181.
2019 Salaries and Bonus Targets. The Committee approved 2019 salaries and target cash bonus amounts for the Company’s named executive officers. The 2019 cash bonuses will be determined by the Committee based on achievement of the following factors: (i) the Chief Executive Officer and President—100% corporate financial performance objectives (revenue and EBITDAO); (ii) the Chief Financial Officer—75% on the company performance objectives and 25% based on individual performance objectives; (iii) EVP & General Counsel—50% on the company performance objectives and 50% based on individual performance objectives; and (iv) EVP, Global Sales —25% on the company performance objectives, 50% based on sales performance objectives (global iACV achievement), and 25% based on individual performance objectives.
The table below sets forth the 2019 salaries and target cash bonus amounts of the Company’s named executive officers:

Name	Office	2019 Salary	2019 Bonus Target
Tarek Sherif	Chairman and Chief Executive Officer	$639,600	$639,600
Glen de Vries	President	$639,600	$639,600
Rouven Bergmann	Chief Financial Officer	$520,000	$390,000
Michael Otner	EVP & General Counsel	$374,400	$187,200
Michael Pray	EVP, Global Sales	$431,600	$431,600

2019 Equity Awards. The Committee approved equity awards for 2019 pursuant to the Amended and Restated 2017 Long-Term Incentive Plan, with 50% of such awards being in the form of shares of restricted stock with time-based vesting, and 50% of such awards being in the form of restricted stock units with performance-based vesting (“PBRSUs”), except for Messrs. Sherif and de Vries who received 35% of such awards in the form of shares of restricted stock with time-based vesting and 65% of such awards in the form of PBRSUs.
The shares of restricted stock will vest annually over a four-year period from grant, 25% on the first anniversary of the grant date and each of the next three annual anniversaries of the grant date (i.e., one-fourth of the shares will vest on each of February 12, 2020, February 12, 2021, February 12, 2022, and February 12, 2023), subject to continued employment with the Company.

Vesting of one half of the PBRSUs will be based on the Company’s achievement of performance goals based on the Company’s Revenue Attainment over a three-year performance period ending December 31, 2021 with the number of shares to be actually earned capped at 250% of the target amount (in accordance with the illustrative models for over-performance and under-performance in comparison to the Company’s targets that were reviewed by the Committee). Vesting of the other half of the PBRSUs will be based on the Company’s total stockholder return (“TSR”) relative to the TSR of companies in the Russell 2000 Index over a three-year performance period ending December 31, 2021 with the number of shares to be actually earned capped at 200% of the target amount (in accordance with the illustrative models for over-performance and under-performance in comparison to the Company’s targets that were reviewed by the Committee).
The table below sets forth the 2019 awards of restricted stock and PBRSUs awarded to the following named executive officers:

Name	Office		Number of PBRSUs
		Number of Shares of Restricted Stock	2019-2021 Revenue Attainment (50%)	2019-2021 Relative TSR (50%)
Tarek Sherif	Chairman and Chief Executive Officer	40,633	37,730	37,731
Glen de Vries	President	40,633	37,730	37,731
Rouven Bergmann	Chief Financial Officer	25,395	12,697	12,698
Michael Otner	EVP & General Counsel	12,698	6,349	6,349
Michael Pray	EVP, Global Sales	18,140	9,070	9,070

Supplemental Award to Chief Financial Officer. The Committee approved a supplemental restricted stock award of 7,256 shares of restricted stock to Rouven Bergmann (Chief Financial Officer) pursuant to the Amended and Restated 2017 Long-Term Incentive Plan. The shares shall vest annually over a two-year period from grant, 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date (i.e., one-half of the shares will vest on each of February 12, 2020 and February 12, 2021).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: February 15, 2019

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary